                                                           EXHIBIT 10.39

                     AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of July 9, 1997, by and between GENE LOGIC INC., a Delaware Corporation (the "Company"), and DANIEL R. PASSERI ("Executive").

     WHEREAS, the Company and Executive previously entered into an Employment Agreement dated February 17, 1997 (the "Employment Agreement") which, among other things, provides for the automatic vesting of all outstanding options to purchase the Company's Common Stock held by the Executive upon a change of control of the Company (the "Vesting Provision"); and

     WHEREAS, the Company and Executive desire to amend the Employment Agreement to amend and restate the Vesting Provision.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth below, hereby agree to amend the Employment Agreement as follows:

     1. RESTATEMENT OF VESTING PROVISION. Section 3 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

          "3   INCENTIVE STOCK OPTIONS.  Upon commencement of the term of employment engaged by this Agreement, the Company shall grant to Passeri incentive stock options to purchase 50,000 shares of the Company's Common Stock at a purchase price per share of $0.15 per share (the "Initial Option"). The Initial Option will be subject to vesting over a 4 year period with 10,000 shares vesting upon commencement of employment and the remaining 40,000 shares vesting at a rate of 1/48th each month for 48 months. The Company will grant additional incentive stock options to Passeri in each year during which this Agreement remains in force, in numbers consistent with Passeri's position as Vice President, Business Development and Intellectual Property Management of the Company. Such incentive stock options shall become exercisable according to the schedule established by the Board of Directors for the Company's Incentive Stock Option Plan. In the event of: (i) a merger or consolidation of the Company with another corporation, not including any merger or consolidation if immediately thereafter the stockholders of the Company immediately before such transaction own shares representing more than 50% of the outstanding voting securities of the surviving corporation, (ii) a sale of shares by the stockholders of the Company if immediately thereafter the stockholders of the Company immediately before such sale own shares representing less than 50% of the outstanding voting securities of the surviving corporation, or (iii) a sale of all or substantially all of the Company's

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     assets, 10,000 unvested shares under the Initial Option and any other options to purchase Common Stock of the Company held by Passeri that have not previously vested under the terms of the applicable Option Agreements shall vest immediately upon the closing of such transaction. In the event of an underwritten initial public offering of the Company's Common Stock, to the extent at least 80% of the aggregate of the shares subject to outstanding options to purchase Common Stock of the Company held by Passeri (other than any such options granted immediately prior to and in contemplation of such initial public offering) have not previously vested under the terms of the applicable Option Agreements, then the vesting of such options shall be accelerated such that 80% of the shares subject to each such option shall be vested as of the closing of such initial public offering and the remaining 20% of the shares subject to each such option shall vest 180 days from the closing of such initial public offering. If, in the event of an underwritten initial public offering of the Company's Common Stock, 80% or more of the aggregate of the shares subject to outstanding options to purchase Common Stock of the Company held by Passeri (other than any such options granted immediately prior to and in contemplation of such initial public offering) have previously vested, then any remaining unvested shares subject to such options shall vest 180 days from the closing of such initial public offering.

     2. EFFECTIVE DATE. This Amendment shall be effective as of the date of the Employment Agreement. Except as amended herein, or as otherwise agreed to in writing by the Company and Executive, all terms of the Employment Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.


THE COMPANY:                             EXECUTIVE:

GENE LOGIC INC.
a Delaware Corporation

By: /s/ MICHAEL J. BRENNAN               /s/ DANIEL R. PASSERI
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Title: President and CEO                 Daniel R. Passeri
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